Consent of Independent Registered Public Accounting Firm

Kearny Financial Corp.
Fairfield, New Jersey

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-130203 and 333-130204) of Kearny Financial Corp. of our report dated September 13, 2012 except for the first paragraph of Note 2, as to which the date is September 13, 2013, relating to the consolidated financial statements, which appears in this Annual Form 10-K.

/s/ ParenteBeard LLC

Pittsburgh, Pennsylvania
September 13, 2013